                           [RECOGNITION LETTERHEAD]

                                                                   EXHIBIT 10.23


May 12, 1992


Mr. Thomas D. Neitzel
124 Deann
Coppell, TX 75019

REFERENCE:       Recognition Equipment Incorporated
                 Executive Benefit Plan

Dear Mr. Neitzel:

On December 9, 1991, the Compensation Committee of the Board of Directors designated you as a participant in Recognition's Executive Benefit Plan, as amended and restated as of December 1, 1984 (the "Plan"). Under the terms of the Plan, benefits are determined by reference to "Benefit Payment" and "Disability Payment" which are defined in the Plan and which are required to be set forth in this letter of acceptance. Your Benefit Payment is $6,000 and your Disability Payment is $3,362.

Your participation in the Plan is subject to all of the terms and conditions of the Plan, a copy of which has been attached to this letter, and the Plan shall control in the event of any conflict between the Plan and this letter, and shall control as to any matters not contained in this letter. Notwithstanding the foregoing, the Compensation Committee specified that your "Vested Percentage" as determined pursuant to Section 6.1 of the Plan shall be determined as if you had become a Plan participant June 1, 1990, the date that you became an Executive Officer of the Company.

Your agreement to participate in the Plan, as indicated by your signature in the appropriate space below, shall constitute your acknowledgement that your participation is subject to all of the terms and conditions of the Plan including, but not limited to, the following:

         a. your participation in the Plan may be terminated at any time in accordance with the provisions thereof;

         b. you shall not be entitled to receive any benefit by reason of your participation in the Plan except as may be provided from time to time under the Plan;

         c. your designation as a participant to receive any benefit by reason of your participation in the Plan does not give you any right to be retained in the employ of the Company or any of the Company's subsidiaries that you would not have if you had not been so designated;

         d. your interest in the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged in any manner for any purpose;
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Mr. Thomas D. Neitzel
May 12, 1992
Page 2

         e. the benefits under the Plan constitute general obligations of the Company and its subsidiaries and you shall have no right to have any amounts in respect of such benefits set aside or held in trust nor any right to have any benefit that may become payable to you pursuant to the Plan paid out of any particular assets of the Company or its subsidiaries;

         f. your right to payment of benefits under the Plan will terminate if you engage in certain competitive activities within five years from the date you become entitled to receive benefits;

         g. the Plan may be amended in any respect at any time in accordance with the provisions thereof, without your consent, and, in such event, your rights shall be controlled by the Plan as so amended; and

         h. the Plan may be terminated at any time in accordance with the provisions thereof, and, in such event, you shall have no further rights under the Plan except as may be provided in Sections 7.1 or 8.2 of the Plan.

Your agreement to participate shall also constitute your acknowledgement that you have received the copy of the Plan attached hereto and that you have read and understand all of the provisions of the Plan, and your consent to your designation as a participant in the Plan.

If you agree to the foregoing, please sign both the original and the copy of this letter in the space provided, retain the original of this letter with the Plan attached, and return the copy to the Compensation Committee. In addition, please complete and return with the copy of this letter, the attached form of Beneficiary Designation.

                                        RECOGNITION EQUIPMENT INCORPORATED


                                        By  /s/ Robert Vanourek
                                          ------------------------------------
                                                Robert Vanourek
                                           President and Chief Executive Officer


                                        Agreed To and Accepted By:
                                            /s/   Thomas D. Neitzel    5-20-92
                                          ------------------------------------
                                                        (Name)          (Date)
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                           [RECOGNITION LETTERHEAD]

January 12, 1994


Mr. Thomas D. Neitzel
124 Deann
Coppell, TX 75019

REFERENCE:       Recognition International Inc.
                 Executive Benefit Plan

Dear Mr. Neitzel:

The Compensation Committee of the Board of Directors has previously designated you as a participant in Recognition's Executive Benefit Plan, as amended and restated as of December 1, 1984 and as further amended on December 10, 1992 (the "Plan"). Under the terms of the Plan, benefits are determined by reference to "Benefit Payment" and "Disability Payment" which are defined in the Plan and which are required to be set forth in a letter of acceptance.

I am pleased to inform you that, effective December 5, 1993, the Compensation Committee changed the amount of your "Benefit Payment" from $6,000 per month to an amount per month equal to 40% of the sum of (i) your monthly base salary in effect at the date of your retirement, death or other termination of employment plus (ii) one twelfth of your targeted bonus in effect at such date under the Executive Bonus Plan (or other similar bonus plan, if any, in effect at such date).

Except for the above described change, all other terms and conditions of your participation in the Plan shall remain unchanged and in full force and effect.

If you agree to the foregoing, please sign this letter and the enclosed copy of this letter in the space provided, retain the original of this letter, and return the copy to the Corporate Secretary, Mail Station 21.

RECOGNITION INTERNATIONAL INC.


By  /s/ Carol S. Lyon
   ----------------------------------------------
   Carol S. Lyon
   Vice President and Corporate Secretary

AGREED TO AND ACCEPTED BY:


   /s/ Thomas D. Neitzel       1/15/94
- ----------------------------------------------
        (Signature)            (Date)